Exhibit 32.2
CERTIFICATION OF CFO OF PERIODIC REPORT
     The undersigned, Timothy A. Bienek, Executive Vice President and Chief Financial Officer of Affirmative Insurance Holdings, Inc. (the “Company”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to the best of his knowledge, that:
(1)	the Interim Report on Form 10-Q of the Company for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 14, 2005

/s/ Timothy A. Bienek

Timothy A. Bienek
Executive Vice President and Chief
Financial Officer (Principal Financial
Officer)
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.